Sub-Item 77Q1(e): Copies of New or Amended Investment Advisory Contracts

Amended Annex A dated April 30, 2010 to the Management Agreement among Registrant, Goldman Sachs Asset Management,
L.P. and Goldman Sachs Asset Management International on behalf of the Large Cap Value, Mid Cap Value,
Structured Small Cap Equity, Structured U.S. Equity, Strategic Growth, Government Income, Core Fixed Income,
Growth Opportunities, Money Market and Strategic International Equity Funds is incorporated herein by reference to Exhibit (d)(4) to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement
on Form N-1A filed with the Securities and Exchange Commission on April 30, 2010 (Accession No. 0000950123-10-041791).

Patricia Meyer
Angelly Shahani
August 23, 2010